UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2005

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On July 7, 2005, FuelCell Energy, Inc. (“FuelCell”) and Enbridge, Inc. (“Enbridge”) entered into an amendment (“Amendment”) to a distribution agreement dated as of November 4, 2003 (“Distribution Agreement”) whereby FuelCell and Enbridge will jointly develop a new multi-megawatt product, the Direct FuelCell-Energy Recovery Generation (DFC-ERG), specifically designed for natural gas pipeline applications (the “Pipeline Product”). In connection therewith, Engridge will act as the exclusive distributor of the Pipeline Product in Canada and in the United States. Pursuant to the Amendment, FuelCell cancelled the Original Warrants (as defined below) and granted to Enbridge new warrants to purchase up to an aggregate of 1,000,000 shares (the “New Warrants”) of common stock of FuelCell, as discussed in further detail below.

Background

On November 4, 2003, FuelCell entered into the Distribution Agreement with Enbridge whereby Enbridge was appointed as a non-exclusive distributor of certain carbonate-based fuel cell based power plants in Canada utilizing FuelCell’s Direct FuelCell (DFC) technology. In connection with the Distribution Agreement, FuelCell granted Enbridge warrants to purchase up to an aggregate of 500,000 shares (the “Original Warrants”) of common stock of FuelCell, which Original Warrants have since been cancelled pursuant to the Amendment.

Current Transaction

On July 7, 2005, FuelCell and Enbridge entered into the Amendment whereby FuelCell and Enbridge will jointly develop the Pipeline Product. Enbridge will act as exclusive distributor of the Pipeline Product in an expanded distribution territory which includes not only Canada, but also the United States.

Pursuant to the Amendment, FuelCell cancelled the Original Warrants and granted to Enbridge the New Warrants. The New Warrants vest on a graduated scale based on the total number of megawatts contained in product orders generated by Enbridge. The exercise prices of the New Warrants range from $9.89 to $11.87 per share and the expiration of the New Warrants range from June 30, 2007 to June 30, 2010.  The New Warrants were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

In connection with the Amendment and the New Warrants, FuelCell and Enbridge also entered into an amendment to the Registration Rights Agreement dated November 4, 2003 between them in order to reflect the Amendment and the New Warrants. Pursuant to the Registration Rights Agreement, as amended, FuelCell granted demand and piggyback registration rights to holders of the New Warrants or shares of common stock issuable upon exercise of the New Warrants (the “Warrant Shares”), as the case may be, to register the Warrant Shares.

On July 11, 2005, FuelCell issued a press release announcing its agreement with Enbridge with respect to the Pipeline Product and the New Warrants. A copy of FuelCell’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release issued July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 12, 2005	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	FuelCell Energy, Inc. Press Release issued July 11, 2005.